Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-275149 and 333-277498), and S-8 (File Nos. 333-239565, 333-252950, 333-258928, 333-277645, and 333-292499) of our report dated March 03, 2025, with respect to the consolidated financial statements of MARA Holdings, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum LLP

Marcum LLP
Costa Mesa, CA
March 2, 2026